UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2015

Summit Materials, Inc.

Summit Materials, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-36873	47-1984212
Delaware	333-187556	26-4138486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1550 Wynkoop Street, 3rd Floor

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 893-0012

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture with respect to 6.125% Senior Notes due 2023

On July 8, 2015, Summit Materials, LLC (the “Company”) and Summit Materials Finance Corp. (“Finance Corp.” and together with the Company, the “Issuers”), indirect subsidiaries of Summit Materials, Inc., issued and sold $350.0 million aggregate principal amount of their 6.125% Senior Notes due 2023 (the “Notes”), which mature on July 15, 2023, pursuant to an indenture dated as of July 8, 2015, by and among the Issuers, the subsidiary guarantors named on the signature pages thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”) (the “Indenture”). The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Notes were issued at 100.0% of their par value and bear interest at a rate of 6.125% per year, payable semi-annually in arrears. The Issuers’ obligations under the Notes are guaranteed on a senior unsecured basis by all of the Company’s existing and future wholly-owned domestic restricted subsidiaries that guarantee its senior secured credit facilities. The Notes are not guaranteed by Summit Materials, Inc.

The gross proceeds from the offering of the Notes, together with additional cash in an amount sufficient to redeem the Notes on the latest possible special mandatory redemption date at a redemption price equal to the aggregate initial offering price of the Notes plus accrued interest on the Notes from the issuance date up to, but not including, the special mandatory redemption date, were placed in a segregated account. If the Company’s previously-announced acquisition of certain assets from Lafarge North America Inc. (the “Davenport Acquisition”) is not consummated by November 16, 2015 or if the Issuers determine that the Davenport Acquisition cannot be completed by such date, the Issuers will be required to redeem the Notes at the special mandatory redemption price.

Upon satisfaction of the conditions for the release of the proceeds of the offering, the net proceeds from the offering of the Notes, along with borrowings under the Company’s proposed new incremental term loan facility, will be used to finance the initial cash purchase price for the Davenport Acquisition payable at closing, to refinance the Company’s existing term loan facility, to redeem $183.0 million in aggregate principal amount of the Issuers’ 10 1⁄2% senior notes due 2020 and to pay related fees and expenses. Any remaining net proceeds will be used for general corporate purposes.

Upon the occurrence of a change of control or upon the sale of certain assets in which the Issuers do not apply the proceeds as required, the holders of the Notes will have the right to require the Issuers to make an offer to repurchase each holder’s Notes at a price equal to 101% (in the case of a change of control) or 100% (in the case of an asset sale) of their principal amount, plus accrued and unpaid interest.

The Issuers may redeem all or a part of the Notes at any time prior to July 15, 2018 at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus a make-whole premium and accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, beginning on July 15, 2018, the Issuers may redeem all or a part of the Notes at a redemption price equal to 103.063% of the principal amount redeemed. The redemption price decreases to 101.531% and 100.000% of the principal amount redeemed on July 15, 2019 and July 15, 2020, respectively. In addition, at any time prior to July 15, 2018, the Issuers may redeem up to 40% of the Notes from the proceeds of certain equity offerings at a redemption price equal to 106.125% of the principal amount thereof, plus accrued and unpaid interest.

The Notes contain covenants limiting, among other things, the Company and the Guarantors’ ability to incur additional indebtedness or issue certain preferred shares, pay dividends, redeem stock or make other distributions, make certain investments, sell or transfer certain assets, create liens, consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets, enter into certain transactions with affiliates, and designate subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications. The Notes also contain customary events of default, the occurrence of which could result in the principal of and accrued interest on the Notes to become or be declared due and payable.

Registration Rights Agreement

On July 8, 2015, the Issuers, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the initial purchasers of the Notes described above, entered into a registration rights agreement with respect to the Notes (the “Registration Rights Agreement”). In the Registration Rights Agreement, the Issuers and the Guarantors have agreed that they will use their respective commercially reasonable efforts to (i) file a registration statement on an appropriate registration form with respect to a registered offer to exchange the Notes for new notes, with terms substantially identical in all material respects to the Notes and (ii) cause the exchange offer registration statement to be declared effective under the Securities Act.

The Issuers and the Guarantors have agreed to use their commercially reasonable efforts to cause the exchange offer to be consummated or, if required, to have one or more shelf registration statements declared effective, within 270 days after the issue date of the Notes.

If the Issuers and the Guarantors fail to satisfy this obligation (a “registration default”), the annual interest rate on the Notes will increase by 0.25% for the first 90-day period immediately following the occurrence of the registration default. The annual interest rate on the Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per annum. If the registration default is corrected, the interest rate on the Notes will revert to the original level.

If the Issuers must pay additional interest, they will pay holders of the Notes in cash on the same dates that the Issuers make other interest payments on the Notes, until the registration default is corrected.

Each of the foregoing descriptions of each of the Indenture, the Notes and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each of such documents, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of July 8, 2015, by and among Summit Materials, LLC, Summit Materials Finance Corp., the subsidiary guarantors named on the signature pages thereto and Wilmington Trust, National Association, as trustee.

4.2	Form of 6.125% Senior Note due 2023 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated July 8, 2015, by and among Summit Materials, LLC, Summit Materials Finance Corp., the subsidiary guarantors named on the signature pages thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the initial purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT MATERIALS, INC.
Date: July 8, 2015	SUMMIT MATERIALS, LLC

	By:	/s/ Anne Lee Benedict
	Name:	Anne Lee Benedict
	Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of July 8, 2015, by and among Summit Materials, LLC, Summit Materials Finance Corp., the subsidiary guarantors named on the signature pages thereto and Wilmington Trust, National Association, as trustee.

4.2	Form of 6.125% Senior Note due 2023 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated July 8, 2015, by and among Summit Materials, LLC, Summit Materials Finance Corp., the subsidiary guarantors named on the signature pages thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the initial purchasers.